                                                                 Exhibit 10.6(b)
40 Broad Street, New York, NY 10004-2373
Telephone (212)809-7000



                          MASTER REPURCHASE AGREEMENT



                                        DATED AS OF OCTOBER 10, 1996

BETWEEN:
 CS FIRST BOSTON MORTGAGE CAPITAL CORP. ("Buyer")

 AND

FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC ("Seller")



 1.  APPLICABILITY

     From time to time the parties hereto may enter into transactions in which one party ("Seller") agrees to transfer to the other ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto, unless otherwise agreed in writing.

 2.  DEFINITIONS

     (a) "Act of Insolvency", with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such party seeking the appointment of a receiver, trustee, custodian or similar official for such party or any substantial part of its property, or (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party,
(B) results in the entry of an order for relief, such an appointment, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by a party of a general assignment for the benefit of creditors, or (iv) the admission in writing by a party of such party's inability to pay such party's debts as they become due;

     (b) "Additional Purchased Securities", Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

     (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Seller's Margin Amount under subparagraph (q) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date;

     (d)  "Confirmation", the meaning specified in Paragraph 3(b) hereof;

     (e) "Income", with respect to any Security at any time, any principal thereof then payable and all interest, dividends or other distributions thereon;

     (f)  "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

     (g)  "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

     (h) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued income to the extent not included therein (other than any income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

     (i) "Price Differential", with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

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     (j)  "Pricing Rate", the per annum percentage rate for determination of the
Price Differential;

     (k) "Prime Rate", the prime rate of U.S. money center commercial banks as published in The Wall Street Journal;

     (l) "Purchase Date", the date on which Purchased Securities are transferred by Seller to Buyer;

     (m) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

     (n) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) and shall exclude Securities returned pursuant to Paragraph 4(b);

     (o) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3(c) or 11 hereof;

     (p) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

     (q) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage that is agreed to as the Buyer's Margin Amount under subparagraph
(c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date.

 3.  INITIATION; CONFIRMATION; TERMINATION

     (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

     (b) Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a "Confirmation"). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

     (c) In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

 4.  MARGIN MAINTENANCE

     (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may by notice to Seller require Seller in such Transactions, at Seller's option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

     (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer's option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

     (c) Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

                                       2
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     (d) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agree to by Buyer and Seller prior to entering into any such Transactions).

     (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs
(a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.   INCOME PAYMENTS

     Where a particular Transaction's term extends over an Income payment date on the Securities subject to that Transaction, Buyer shall, as the parties may agree with respect to such Transaction (or, in the absence of any agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is payable either (i) transfer to or credit to the account of Seller an amount equal to such Income payment or payments with respect to any Purchased Securities subject to such Transaction or (ii) apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit.

6.   SECURITY INTEREST

     Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

7.   PAYMENT AND TRANSFER

     Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer. As used herein with respect to Securities, "transfer" is intended to have the same meaning as when used in Section 8-313 of the New York Uniform Commercial Code or, where applicable, in any federal regulation governing transfers of the Securities.

8.   SEGREGATION OF PURCHASED SECURITIES

     To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial intermediary or a clearing corporation. Title to all Purchased Securities shall pass to Buyer and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraphs 3, 4 or 11 hereof, or of Buyer's obligation to credit or pay income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

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          REQUIRED DISCLOSURE FOR TRANSACTIONS IN WHICH THE SELLER RETAINS
          CUSTODY OF THE PURCHASED SECURITIES

               Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer's securities segregated at all times, unless in this Agreement
          Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer's securities will likely be commingled with Seller's own securities during the trading day. Buyer is advised that, during any trading day that Buyer's securities are commingled with Seller's securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller's ability to resegregate substitute securities for Buyer will be subject to Seller's ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

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 *Language to be used under 17 C.F.R. (S)403.4(e) if Seller is a government securities broker or dealer other than a financial institution. **Language to be used under 17 C.F.R. (S)403.5(d) if Seller is a financial institution.

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     (a) Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

     (b) In Transactions in which the Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.  REPRESENTATIONS

     Each of Buyer and Seller represents and warrants to the other that (i) it is duly-authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) if has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and
(v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.  EVENTS OF DEFAULT

     In the event that (i) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (ii) Seller or Buyer fails, after one business day's notice, to comply with Paragraph 4 hereof, (iii) Buyer fails to comply with Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, (v) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default"):

     (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

     (b) In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of (x) the greater of the Pricing Rate for such Transaction or the Prime Rate to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (a) of this Paragraph (decreased as of any day by (A) any amounts retained by the nondefaulting party with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d)(i) of this Paragraph, and (C) any amounts credited to the account of the defaulting party pursuant to subparagraph (e) of this Paragraph) on a 360 day per year basis for the actual number of days during the period from and including the date of the Event of Default giving rise to such option to but excluding the date of payment of the Repurchase Price as so increased, (iii) all income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices owed by the defaulting party, and (iv) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party's possession.

     (c) In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, the defaulting party's right, title and interest in all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

     (d) After one business day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this Paragraph or the notice referred to in clause (ii) of the first sentence of this Paragraph), the nondefaulting party may:

          (1) as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder

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     (2)(i) [illegible] Selling all or a portion of such Purchased Securities to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

         (ii) as to Transactions in which the defaulting party is acting as Buyer, (A) purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source.

     (e) As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party (i) with respect to Purchased Securities (other than Additional Purchased Securities), for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by the nondefaulting party for the Replacement Securities therefor. In addition, the defaulting party shall be liable to the nondefaulting party for interest on such remaining liabilty with respect to each such purchase (or deemed purchase) of Replacement Securities from the date of such purchase (or deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the greater of the Pricing Rate for such Transaction or the Prime Rate.

     (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of its option under subparagraph (a) of this Paragraph.

     (g) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

     (h) The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.  SINGLE AGREEMENT

     Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each. Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  NOTICES AND OTHER COMMUNICATIONS

     Unless another address is specified in writing by the respective party to whom any notice or other communications is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Annex II attached hereto.

14.  ENTIRE AGREEMENTS; SEVERABILITY

     This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceablity of any such other provision or agreement.

15.  NON-ASSIGNABILITY; TERMINATION

     The rights and obligations of the parties under this Agreement and under any Transactions shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be cancelled by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

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

16.  GOVERNING LAW

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.  NO WAIVERS, ETC.

     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  USE OF EMPLOYEE PLAN ASSETS

     (a) If assets of any employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.  INTENT

     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     (b) It is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

20.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

          The parties acknowledge that they have been advised that:

          (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

          (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

          (c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.


FRANCHISE MORTGAGE ACCEPTANCE             CS FIRST BOSTON MORTGAGE CAPITAL CORP.
          COMPANY LLC.


By /s/ John Shrewsbury                    By _____________________________
   --------------------------------
Title          SVP                        Title __________________________
      -----------------------------
Date   10/18/96                           Date ___________________________
     ------------------------------

     This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.  NO WAIVERS, ETC.

     No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure hereform shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraphs 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  USE OF EMPLOYEE PLAN ASSETS

     (a) If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

     (b) Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

     (c) By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller's latest such financial statements, there has been no material adverse change in Seller's financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.  INTENT

     (a) The parties recognize that each Transaction is a "repurchase agreement" as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a "securites contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     (b) it is understood that either party's right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof, is a contractual right to liquidate such Transaction as described in Sections 555 sand 559 of Title 11 of the United States Code, as amended.

20.  DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

         The parties acknowledge that they have been advised that:

         (a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission ("SEC") under Section 15 of the Securities Exchange Act of 1934 ("1934 Act"), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 ("SIPA") do not protect the other party with respect to any Transaction hereunder;

         (b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder, and

         (c) In the case of Transactions in which one of the parties is a financial institution, funds held by the financial Institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

FRANCHISE MORTGAGE ACCEPTANCE             CS FIRST BOSTON MORTGAGE CAPITAL CORP.
     COMPANY

BY_____________________________           By /s/ Emily Youssouf
                                            --------------------------------
Title__________________________           Title   VP
                                               -----------------------------
Date___________________________           Date    10/12/96
                                               -----------------------------

                                    ANNEX I

         ADDITIONAL SUPPLEMENTAL TERMS TO MASTER REPURCHASE AGREEMENT,
                     DATED AS OF OCTOBER 10, 1996, BETWEEN
          CS FIRST BOSTON MORTGAGE CAPITAL CORP. ("CSFB" or "Buyer")
                                      AND
        FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC ("FMAC" or "Seller")


1.        APPLICABILITY. These Additional Supplemental Terms (the "Additional
          -------------                                            ----------
          Supplemental Terms") to Master Repurchase Agreement (the "Repurchase
          ------------------                                        ----------
          Agreement") modify the terms and conditions of the Repurchase
          ---------
          Agreement and the terms under which the parties hereto may, from time to time, enter into Transactions (the Repurchase Agreement, together with the Annexes thereto, the "Agreement"). The provisions of these Additional Supplemental Terms shall supersede the terms in the Repurchase Agreement to the extent they are in conflict. The Agreement shall be read, taken and construed as one and the same instrument. Capitalized terms used in these Additional Supplemental Terms and not otherwise defined herein shall have the meanings set forth in the Repurchase Agreement.

2.        ADDITIONAL DEFINITIONS.
          ----------------------

          (a)  Notwithstanding the definition set forth in Paragraph 2(h) of the
                                                           --------------
               Repurchase Agreement, with respect to Contracts, the "Market
                                                                     ------
               Value" of Contracts shall be the price of Contracts as determined
               -----
               from time to time (but in no event less frequently than monthly) by CSFB in its good faith assessment of the value of the Contracts.

          (b)  Notwithstanding the definition set forth in Paragraph 2(o) of the
                                                           --------------
               Repurchase Agreement, the "Repurchase Date" with respect to each
                                          ---------------
               Transaction shall be the earliest of (i) the twentieth (20th) day of the calendar month following the month in which the Purchase Date for such Transaction occurs, or if such day is not a Business Day, the immediately following Business Day, (ii) the Termination Date, and (iii) the date determined by application of Paragraph 11 of the Repurchase Agreement or Section 10 hereof.
               ---------                                   ----------

          (c)  Notwithstanding the definition set forth in Paragraph 2(c) of the
                                                           --------------
               Repurchase Agreement, the "Buyer's Margin Amount" with respect to
                                          ---------------------
               each Transaction as of any date shall be the amount obtained by application to the Repurchase Price of each such Transaction of the percentage equivalent of a fraction the numerator of which is one (1) and the denominator of which is the lesser of (x) the Advance Rate and (y) 0.95.

          (d)  "Advance Rate" shall have the meaning assigned thereto in Section
                ------------
               16(b) hereof.

          (e)  "Affiliate" shall mean, with respect to any specified Person,
                ----------
               any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management the policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and controlled" have meanings correlative to the foregoing.

          (f)  "Amount Financed" shall have the meaning assigned thereto in
                ---------------
                Section 16(b) hereof.

          (g)  "Appraised Value" shall mean with respect to any related
                ---------------
               Collateral, generally, the lesser of (a) the appraised value of such Collateral based on an appraisal made at the time of the origination or modification of the related Contract and (b) the sales price of the related Collateral at such time of origination; except in the case of a Collateral securing a refinanced or modified Contract as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be.

          (h)  "Assignment of Leases" shall mean any assignment of leases, rents
                --------------------
               and profits or similar document or instrument executed by the Obligor in connection with the origination or subsequent modification or amendment of the related Contract.

          (i)  "Back-Up-Servicer" shall mean Imperial Credit Industries, Inc.,
                ----------------
               or any successor thereto, subject, however, to approval by Buyer.

          (j)  "Balloon Contracts" shall mean any Contract whose final Monthly
                -----------------
               Payment is substantially greater than the preceding Monthly Payments.

          (k)  "Business Day" shall mean any day other than (i) a Saturday or a
                ------------
               Sunday or (ii) another day on which banking institutions in the State of New York are authorized or obligated by law, executive order, or governmental decree to be closed.

          (l)  "Closing Documents" shall mean all the documents required for the
                -----------------
               closing of a franchise loan to an Obligor, including, without limitation, the documents in the Custodian's Contract File.

          (m)  "Collateral" shall mean the Mortgaged Property, Equipment,
                ----------
               Personalty and any other related property securing a Contract, including, without limitation, furniture, fixtures and accounts.

          (n)  "Computer Tape" shall have the meaning assigned thereto in the
                -------------
               Custodial Agreement.

          (o)  "Contract" shall mean each Note and the other related Loan
                --------
               Documents evidencing a franchise loan for operating restaurants which are to be sold and assigned by the Seller to the Buyer and which are the subject of the Agreement. The Contracts include, without limitation, all Records relating to such Contract and all related security interests, the Related Assets, and any and all rights to receive payments thereunder and all other proceeds thereof (including, without limitation, any recourse rights against third persons) from and after the related Purchase Date.

          (p)  "Contract Purchase Price" shall have the meaning assigned thereto
                -----------------------
               in Section 16(b) hereof.

          (q)  "Contract Schedule" shall have the meaning assigned thereto in
                -----------------
               the Custodial Agreement.

          (r)  "Custodial Agreement" shall refer to one or more Custodial
                --------------------
               Agreements, by and among Seller, CSFB and Custodian providing for the custody of ownership records relating to Contracts and the Servicing of the Contracts.

          (s)  "Custodian" shall refer to First Bank National Association, in
                ---------
               its capacity as custodian under the Custodial Agreement or any successor thereto.

          (t)  "Custodian's Contract File" shall have the meaning assigned
                -------------------------
               thereto in the Custodial Agreement.

          (u)  "Defaulted Contract" shall have the meaning assigned thereto in
                ------------------
               the Custodial Agreement.

          (v)  "Distribution Letter" shall have the meaning assigned thereto in
                -------------------
               the Custodial Agreement.

          (w)  "Eligible Contact" means, as of any date of determination, a
                ----------------
               Contract that complies in all respects with the representations and warranties set forth in Exhibit B hereto and that has not been repurchased, and is not required to be repurchased, pursuant to Section 9 hereof.

          (x)    "Equipment" shall mean equipment and other related personal
                  ---------
                 property subject to the lien of the Security Agreement used in the operation of a restaurant or restaurants.

          (y)    "ERISA" shall mean the Employee Retirement Income Security
                  -----
                 Act of 1974, as amended.

          (z)    "Escrow Agent" shall be a nationally recognized title insurance
                  ------------
                 company acceptable to Seller and Buyer.

          (aa)   "Escrow Agreement" shall mean the agreement entered into
                  ----------------
                 between the Seller, Buyer and the Escrow Agent providing for the facilitation of a Table Funding, a form of which is attached to the Custodial Agreement.

          (ab)   "Franchise Agreement" shall mean the agreement entered into
                  -------------------
                 between the Obligor and the franchisor to operate a restaurant.

          (ac)   "GAAP" shall have the meaning assigned thereto in the Custodial
                  ----
                 Agreement.

          (ad)   "Guaranty Agreement" shall mean the guaranty, dated October 10,
                  ------------------
                 1996, issued by Imperial Credit Industries, Inc. for the benefit of Buyer.

          (ae)   "Hazard Insurance Policy" shall have the meaning assigned
                  -----------------------
                 thereto in Paragraph 21 in Exhibit B thereto.

          (af)   "Insurance Policy" shall mean any Hazard Insurance Policy,
                  ----------------
                 Flood Insurance Policy, title insurance policy, business interruption or rental loss insurance policy, comprehensive general liability insurance policy and any other insurance policy that is maintained from time to time in respect of a Contract or the related Collateral.

          (ag)   "LIBOR" shall have the meaning assigned thereto in Section
                  -----
                 16(a) hereof.

          (ah)   "List of Contracts" shall have the meaning assigned thereto
                  -----------------
                 in Section 4 hereof.

          (ai)   "Loan Documents" shall mean the Note, Mortgage, Assignment of
                  --------------
                 Leases, Security Agreement, and any other documents and agreements made for the benefit of the related originator and executed in connection with a Contract.

          (aj)   "Management Team" shall mean the group of managers of the
                  ---------------
                 Seller which shall include Wayne L. Knyal, President and Chief Executive Officer, and Thomas Shaughnessy, Chief Credit Officer.

          (ak)   "Monthly Payment" shall mean the scheduled monthly payments of
                  ---------------
                 principal and interest on a Contract which is payable by an Obligor under such Contract.

          (al)   "Mortgage" shall mean the mortgage or mortgages, deed of trust
                  --------
                 or deeds of trust, that secures the Note and creates a lien on the fee simple or leasehold interest of the related Obligor in the related Mortgaged Property or Mortgaged Properties and on the related Personalty or Personalties.

          (am)   "Mortgaged Property" shall mean the real property or real
                  ------------------
                 properties, including any and all buildings, improvements and leasehold improvements thereon, subject to the lien of the related Mortgage, used in connection with the operation of a restaurant or restaurants.

          (an)   "Multiemployer Plan" shall mean a multiemployer plan (within
                  ------------------
                 the meaning of Section 4001(a)(3) of ERISA) in respect of which Seller makes contributions or has liability.

          (ao)   "Note" shall mean the original executed promissory note
                  ----
                 evidencing the indebtedness of an Obligor under a Contract, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

          (ap)   "Obligor" shall mean the Obligor or Obligors on a Note,
                  -------
                 including, without limitation, any Person that has acquired the related Collateral and assumed the obligations of the original obligor under the Note.

          (aq)   "PBGC" shall mean the Pension Benefit Guaranty Corporation
                  ----
                 established pursuant to Section 4002 of ERISA, or any successor thereto.

          (ar)   "Pay-Off Letter" shall have the meaning assigned thereto in
                  --------------
                 the Custodial Agreement.

          (as)   "Person" shall mean any individual, corporation, partnership,
                  ------
                 joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

          (at)   "Personalty" shall mean the personal property or properties of
                  ----------
                 the Obligor specified in the related Mortgage.

          (au)   "Plan" shall mean any pension plan (other than a Multiemployer
                  ----
                 Plan) covered by Title IV of ERISA, which is maintained by Seller or in respect of which Seller has liability.

          (av)   "Prime Rate" shall mean, with respect to any date of
                  ----------
                 determination, the daily prime loan rate as reported in The
                                                                         ---
                 Wall Street Journal as most recently available as of the date
                 -------------------
                 of determination or, if such rate is not published for any reason, a daily prime loan rate from a comparable financial publication.

          (aw)   "Records" shall mean, with respect to any Contract, all
                  -------
                 documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards and related property and rights) relating to such Contract.

          (ax)   "Related Assets" shall mean, in respect of a Contract, (i)
                  --------------
                 Seller's security interest in the Collateral, (ii) Seller's rights, remedies, powers and privileges under the Contracts, including any personal guaranty thereof, (iii) Seller's rights, remedies, powers and privileges under the Transaction Documents, (iv) Seller's rights, remedies, powers and privileges under any Insurance Policies, and (v) all proceeds of the foregoing.

          (ay)   "Reportable Event" shall mean any of the events set forth in
                  ----------------
                 Section 4043(c) of ERISA or the regulations thereunder.

          (az)   Notwithstanding the definition set forth in Paragraph 1 of
                                                             -----------
                 the Repurchase Agreement, "Securities" shall mean Contracts
                                            ----------
                 purchased pursuant to this Agreement.

          (ba)   "Outstanding Principal Amount" shall have the meaning assigned
                  ----------------------------
                 thereto in the Custodial Agreement.

          (bb)   "Security Agreement" shall mean the pledge, security agreement
                  ------------------
                 or similar instrument that secures the Note and creates a lien on the related Equipment.

          (bc)   "Table Funding" shall mean the arrangement by which a franchise
                  -------------
                 loan to the Obligor is financed by Seller through the Purchase Price provided by Buyer directly to the Escrow Agent.

          (bd)   "Table Funding Closing Date" shall mean, with respect to a
                  --------------------------
                 Table Funding, the date on which all the Closing Documents are received by the Escrow Agent.

          (be)   "Table Funding Period" shall mean, with respect to a
                  --------------------
                 Transaction subject to a Table Funding, the period of time from the date Buyer transfers, by wire, to the Escrow Agent the Purchase Price to and including the date the Custodian receives the related Custodian's Contract File from the Escrow Agent.

          (bf)   "Termination Date" shall have the meaning assigned thereto
                  ----------------
                 in Section 13 hereof.

          (bg)   "Transaction" shall, in addition to the definition set forth in
                  -----------
                 the Repurchase Agreement, refer to substitutions pursuant to Paragraph 9 of the Repurchase Agreement.
                 -----------

          (bh)   "Transaction Documents" shall mean this Agreement, the
                  ---------------------
                 Custodial Agreement and any related agreements.

          (bi)   "Transaction Notice" shall have the meaning assigned thereto
                  ------------------
                 in the Custodial Agreement.

          (bj)   "Underwriting Standards" shall mean the standards of the Seller
                  ----------------------
                 in accordance with which a Contract was originated, a copy of which is attached hereto as Exhibit D.

          (bk)   "Wire Instruction Letter" shall have the meaning assigned
                  -----------------------
                 thereto in the Custodial Agreement.

3.        COMMITMENT. On the terms and subject to the conditions set forth in
          ----------
          this Agreement and the Custodial Agreement, Buyer agrees to purchase from the Seller Eligible Contracts and Seller agrees to repurchase such Eligible Contracts from Buyer.

4.        CONFIRMATIONS.
          -------------

          (a) An agreement to enter into a Transaction may not be entered into orally unless otherwise agreed to between Seller and Buyer.

          (b)    With respect to Transactions not subject to Table Funding:
                 ---------------------------------------------------------
                 Seller shall deliver to Buyer and Custodian (i) a Transaction Notice in the form of Exhibit C attached to the Custodial Agreement and (ii) on Computer Tape and in such computer readable form as requested by the Buyer, the List of Contracts relating to the Contracts subject to such Transaction not later than 12:00 p.m. New York City time, on the Business Day preceding the proposed Purchase Date with respect to such Transaction; provided however, that if the Delivery Date with
                              ----------------
                 respect to each of the Contracts
                    identified in the Transaction Notice is a date preceding the date of such Transaction Notice, such Transaction Notice may be delivered not later than 11.00 a.m. on the proposed Purchase Date. Seller shall, either prior to the delivery of or with the Transaction Notice, deliver to the Custodian the items listed in Section 3.1 of the Custodial Agreement for each Contract identified in the Transaction Notice. Furthermore, Seller shall, upon reasonable notice, make available or, at Buyer's request, deliver to the Buyer or the Custodian any other documents in its possession relating to the Contracts for inspection by Buyer.

                    The List of Contracts ("List of Contracts") shall include fields of information requested by Buyer, including, without limitation, the information set forth in Exhibit D to the Custodial Agreement.

               (c)  With respect to Transactions subject to Table Funding:
                    ----------------------------------------------------

                    Seller shall deliver to Buyer and Custodian a Transaction Notice, in the form attached hereto as Exhibit C, not
                                                           ---------
                    later than 12.00 p.m., New York City time, at least two (2) Business Days prior to the proposed Table Funding Closing Date related to a Transaction. Seller shall, at the time of delivery of the Transaction Notice, also deliver to Buyer a Wire Instruction Letter, Pay-Off Letter and a Disbursement Letter. Seller shall deliver or cause to be delivered to the Escrow Agent all of the Closing Documents, including all the items listed in Section 3.1 of the Custodial Agreement for such Contract identified in such Transaction Notice. Buyer shall, upon receipt of (x) an Initial Trust Receipt and Certification from the Custodian and (y) Wire Instruction Letter, Disbursement Letter and Pay-Off Letter from Seller, wire to the Escrow Agent, as directed by Seller in such Wire Instruction Letter, the Purchase Price for such Contract. Upon receipt of the Purchase Price by the Escrow Agent, Seller shall then (x) cause the Escrow Agent to deliver to the Custodian all the items listed in Section 3.1 of the Custodial Agreement for such Contract in accordance with the terms of the Escrow Agreement and (y) deliver to Custodian and Buyer a Computer Tape and Contract Schedule in respect of such Contract, in each case such delivery must be made for receipt thereof by Custodian within five (5) Business days after the date which the Escrow Agent receives from Buyer, by wire transfer, the Purchase Price for such Contract.

               (d) When Buyer determines that any Contracts identified in a Transaction Notice are Eligible Contracts and will be purchased pursuant to a Transaction, Buyer will confirm the terms of each Transaction by delivering a written confirmation to Seller (i) on or before the related Purchase Date in respect of a Transaction not subject to a Table Funding or (ii) on or before the date Buyer wires the Purchase Price to the Escrow

                    Agent in respect of a Transaction subject to a Table Funding, in each case in the form of Schedule 1 attached hereto (a "Confirmation "). Seller's acceptance of the Purchase Price paid by Buyer on the Purchase Date shall be deemed Seller's acknowledgement of and agreement with such Confirmation, and upon acceptance of such Purchase Price or, in the case of Table Funding, and upon receipt of the Purchase Price by Escrow Agent, Seller shall execute such Confirmation where provided therein and deliver the original executed copy of such Confirmation to the Buyer within 48 hours of the funding of such Transaction.

               (e) Any Confirmation by Buyer shall be deemed to have been received by Seller: (i) on the date sent if given by telecopy, telex or other telecommunication device capable of transmitting or creating a written record directly to the office of Seller, and (ii) on the Business Day following the day sent if sent by a nationally recognized overnight courier service.

               (f) No person or group of affiliated persons shall be the obligor or obligors in respect of any franchise loan or franchise loans acquired or originated by FMAC with an aggregate outstanding principal balance of greater than $35,000,000 unless such franchise loan or franchise loans shall have been offered by Seller to Buyer for purchase or financing, whereupon Buyer may, in its sole discretion, purchase such franchise loans or otherwise finance such franchise loans an such terms as may be negotiated by Seller and Buyer, which terms may be different than those generally applicable to Transaction hereunder. If Buyer declines to purchase such franchise loans hereunder or otherwise finance such franchise loans, Seller may finance such franchise loans with such financing sources as it deems appropriate.

     5.        BUYER MARGIN MAINTENANCE. Paragraph 4(a) of the Repurchase
               ------------------------  --------------
               Agreement is hereby modified to provide that if the notice to be given by Buyer to Seller under such Paragraph is given at or prior to 1,00 p.m. New York City time, Seller shall transfer the Additional Purchased Securities to Buyer prior to 4.00 p.m. New York City time in New York City on the date of such notice, and if such notice is given after 1:00 p.m. New York City time, Seller shall transfer the Additional Purchased Securities prior to 4.00 p.m. New York City time in New York City on the Business Day following the date of such notice. Each Custodial Agreement shall set forth further terms and provisions relating to Buyer's and Seller's rights and obligations under Paragraph 4 of the
                                                         -----------
               Repurchase Agreement.

     6.        SELLER MARGIN MAINTENANCE. Paragraph 4(b) of the Repurchase
               -------------------------
               Agreement is hereby deleted in its entirety.

7.             SECURITY INTEREST.
               ------------------

               (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Seller shall have granted to Buyer a perfected first priority security interest in all of the Purchased Securities.

               (b) Seller shall pay all fees and expenses associated with perfecting and maintaining such security interest including, without limitation, the cost of filing financing statements and continuation statements under the Uniform Commercial Code and the recording of any assignment of Mortgage or lease in the appropriate jurisdiction as and when required thereunder or, if so specified by Buyer, upon the occurrence of an Event of Default or Event of Termination hereunder. Buyer shall not record any Assignment of Mortgage, Assignment of Assignment of Leases or assignments of UCC-1 financing statements listing the Seller as secured party until there shall have occurred an Event of Default or Event of Termination hereunder.

               (c) In the event that Buyer elects to engage in repurchase transactions with the Purchased Securities or otherwise elects to pledge or hypothecate the Purchased Securities, Seller shall, at the request of Buyer (i) do and perform such acts and things necessary to enable the Custodian to do and perform such further acts and things and to execute and deliver to Buyer and its counterparty such additional documents, acknowledgements, powers and instruments as are required by Buyer in connection with such transaction and such counterparty, and (ii) provide Buyer's counterparty in such repurchase transaction with an opinion of counsel to the effect that such counterparty has a perfected first priority security interest in such Purchased Securities. Buyer shall promptly reimburse Seller for Seller's out-of-pocket expenses incurred in connection with performance under this subsection 7(c).

8.             REPRESENTATIONS: COVENANTS.
               --------------------------

               (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date be deemed to represent and warrant, as follows:

                    i) The execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

                    ii) The Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of the Agreement.

               (b) Seller hereby makes, and on and as of the Purchase Date of any Transaction and on and as of each date thereafter through the related Repurchase Date shall be deemed to have made, the representations and warranties to Buyer set forth in Exhibit A and Exhibit B hereto. The representations and warranties set forth herein shall survive transfer of the Purchased Securities to the Buyer and shall continue until the Agreement has terminated. In the event Buyer engages in a repurchase transaction with any of the Purchased Securities or otherwise pledges or hypothecates any of the Purchased Securities, Buyer shall have the right to assign to Buyer's counterparty any or all of the representations and warranties in Exhibit B as they relate to the Purchased Securities that are subject to such repurchase transaction; provided, however, that any such repurchase transaction,
                    --------  -------
                    pledge or hypothecation shall not diminish or impair the obligation of the Buyer to reconvey the Securities to the Seller in accordance herewith.

9.             REPURCHASE OF CONTRACTS.
               -----------------------

               (a) Upon discovery by the Seller of a breach of any of the representations set forth in Exhibit B except for the representation and warranty set forth in Paragraph 4 of Exhibit B, the Seller shall immediately give written notice thereof to the other party. If the Seller does not correct or cure such breach on or before the 30th day following the earlier of discovery of such breach by Seller or receipt of notice of such breach, then the Seller shall repurchase such Contract on the Repurchase Date next succeeding such 30th day following receipt of such notice (or, if such 30th day following receipt of such notice occurs on a Repurchase Date, on such Repurchase Date).

               (b) Seller shall repurchase from Buyer on each Repurchase Date (without regard to whether the full amount of the Repurchase Price for any Transaction is payable on such Repurchase
                    Date) each Contract with respect to which all or any part of the scheduled monthly payment due in the second calender month immediately preceding the calendar month in which such Repurchase Date occurs has not been received as of the end of the preceding calendar month.

               (c) The repurchase price required to be paid by Seller to Buyer for any Contract repurchased pursuant to subsection (a) or
                    (b) of this Section 9
                    shall be an amount equal to the sum of the Contract Purchase Price for such Contract and the accrued and unpaid Price Differential with respect to such Contract.

               (d) In addition to the foregoing, Seller hereby indemnifies and holds harmless Buyer for any loss, liability, expense (including attorney fees) or damage suffered or incurred by Buyer arising from or in any way related to a breach by Seller of any representation or warranty of Seller in this Agreement.

               (e) With respect to a Contract subject to a Table Funding, in the event the Custodian does not receive the Custodian's Contract File within the period of time specified in Section 4(c) hereof, Seller shall immediately repurchase the related Contract at the Repurchase Price (calculated based on the Pricing Rate applied during the Table Funding Period) for such Contract, unless otherwise agreed to by Buyer.

10.            EVENTS OF DEFAULT.
               -----------------

               (a)  The term "Event of Default" shall, in addition to the
                              ----------------
                    definition set forth in the Repurchase Agreement, include the following events:

                    i) Buyer shall have reasonably determined that Seller is or will be unable to meet its commitments under the Transaction Documents or that the Guarantor is or will be unable to meet its commitments under the Guaranty Agreement and shall have notified Seller or Guarantor, as applicable, of such determination and Seller or Guarantor, as applicable, shall not have responded with appropriate information to the contrary to the reasonable satisfaction of Buyer within one Business Day.

                    ii) The Agreement shall for any reason cease to create a valid, first priority security interest in any of the Purchased Securities purported to be covered thereby.

                    iii) A final judgement by any competent court in the United
                         States of America for the payment of money in an amount of at least $100,000 is rendered against Seller and the same remains undischarged for a period of 30 days during which execution of such judgement is not effectively stayed.

                    iv) FMAC shall fail to observe or perform any of the covenants or agreements under any Transaction Document, which failure, in the good faith judgment of CSFB, materially and adversely affects the rights of the Buyer and which failure shall not have been cured by FMAC within 30 days of the earlier of discovery of such failure by FMAC or notification by Buyer to Seller of same.

                    v) Any event of default shall occur and be continuing and shall not have been waived by under any repurchase or other financing agreement for borrowed funds or indenture for borrowed funds by which FMAC is bound or affected.

                    vi) In the good faith judgment of CSFB a material adverse change shall have occurred in the business, operations or financial condition of FMAC or the Guarantor.

                    vii) CSFB shall not have received (a) a certificate, substantially in the form set forth in Paragraph
                                                                 ---------
                          II.(c)(2) of Exhibit A hereto, on the 5th Business Day
                          ---------
                          of each month with respect to the prior month's activity, and (b) a certificate, substantially in the form set forth in paragraph II.(c)(1) of Exhibit A hereto, within ten (10) Business Days following the date the related annual or quarterly financial statement is required to be delivered, or (c) written assurances as to the financial well-being of FMAC or the Guarantor within one Business Day of a request by CSFB therefor.

                    viii) FMAC shall be in default with respect to any provision under any debt contract or agreement, any servicing agreement or any lease to which it is a party, which default, in the good faith judgment of CSFB, could materially and adversely affect the financial condition of FMAC (which defaults include, but are not limited to, an Act of Insolvency of FMAC or the failure of FMAC to make required payments under such contract or agreement as they become due).

                    ix) Any representation or warranty made by FMAC in Exhibit A hereto or in Paragraphs 1, 44, 45 or 46 of Exhibit B
                                         ----------
                          hereto or in the Custodial Agreement shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated, or any representation or warranty made by the Guarantor in the Guaranty Agreement shall be incorrect or untrue at any time during the term of the Guaranty Agreement.

                    x) FMAC shall fail to promptly notify CSFB of (i) the acceleration of any material debt obligation or the termination of any credit facility of FMAC, respectively, which failure to so notify has prejudiced Buyer rights hereunder; (ii) the amount and maturity of any such debt assumed or any funding facility entered into after the date hereof; (iii) any material adverse developments with respect to pending or future material litigation involving FMAC, respectively; and
                          (iv) any other developments which might, in the good faith judgment of CSFB, materially and adversely affect the financial condition of FMAC.

                    xi) Either FMAC's or the Guarantor's audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of FMAC or the Guarantor, as applicable, as a "going concern" or a reference of similar import.

                    xii) Seller shall have terminated or consented to the termination of the Back-Up Servicer without the prior written consent of the Buyer.

                    xiii) Any material amendment to the Underwriting Standards or buying practices pursuant to which any of the Contracts were originated or acquired that was not previously approved in writing by the Buyer.

                    xiv) Either (i) a change in control or ownership of FMAC shall have occurred other than in connection with and as a result of (a) the issuance and sale by FMAC of common stock in an initial public offering or (b) the transfer of ownership interests in FMAC to any party that was an Affiliate of FMAC prior to such transfer (including the Guarantor) or its chief executive officer as of the date hereof; or (ii) both the chief executive officer and chief credit officer of FMAC cease to be employed by FMAC and functioning in their respective capacities and successors acceptable to CSFB shall not have been employed by FMAC and commenced functioning in such capacities.

               (b)  In addition to the rights of the Buyer pursuant to Paragraph
                                                                       ---------
                    11 of the Repurchase Agreement, upon the occurrence of an
                    --
                    Event of Default by Seller:

                    i)   Buyer's commitment to purchase Eligible Contracts under
                         Section 3 hereof shall immediately terminate;

                    ii) All rights of Seller to receive payments which it would otherwise be authorized to receive pursuant to the Custodial Agreement shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller;

                    iii) All payments which are received by Seller contrary to the provisions of the preceding clause (ii) above shall be received in trust for the benefit of Buyer and shall be segregated from other funds of Seller; and

                    iv) The Pricing Rate for each day from and after the date of such Event of Default shall be a per annum rate equal to the sum of (i) the Prime Rate and (ii) three percent (3.0%).

               (c) Each event specified in Section 10(a) of these Supplemental Terms may, at the option of CSFB, cause an acceleration of the Repurchase Date for a Transaction and shall be in addition to any other rights of CSFB to cause such an acceleration under the Agreement.

               (d) The method, manner, time, place and terms of any disposition of Collateral by Buyer following an Event of Default hereunder shall, in accordance with Section 9-504 of the Uniform Commercial Code as in effect in the State of New York, be commercially reasonable.

11.            EVENTS OF TERMINATION. At the option of CSFB, exercised by
               ---------------------
               written notice to FMAC, Buyer's commitment to purchase Eligible Contracts that are not the subject of a Transaction as of the occurrence of any of the following events (each, an "Event of Termination") shall immediately terminate:

               (a) In the good faith judgment of CSFB a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of FMAC; or

               (b) CSFB shall request written assurances as to the financial well-being of FMAC and such assurances shall not have been provided within one Business Day of such request.

12.            SERVICER TERMINATION. In addition to, or in lieu of, any rights
               -------------------
               of Buyer under Section 10 or Section 11 hereof, Buyer may terminate Seller as servicer of the Contracts upon any failure by Seller to (i) deposit funds to the Contract Account as required pursuant to the Custodial Agreement, which failure is not remedied within one (1) Business Day, or (ii) observe or perform any of the other covenants or agreements set forth in the Custodial Agreement or Exhibit A hereto, which failure, in the reasonable judgment of CSFB, materially and adversely affects the rights of the Buyer.

13.            TERM OF AGREEMENT. The last sentence of Paragraph 15 of the
               -----------------                       ------------
               Repurchase Agreement is hereby deleted. Subject to earlier termination as set forth below, the Agreement shall terminate on the Repurchase Date occurring in December 1996 (such termination date, as if may be extended pursuant to the following proviso, the "Termination Date") and all Transactions outstanding hereunder shall terminate automatically without any requirement for notice on such date; provided however, that the Agreement and
                                        -------- -------
               any Transaction outstanding hereunder shall be extended for an additional twelve (12) month term if there shall have been consummated by December 31, 1996 a securitization rated by one or more nationally recognized statistical rating organizations of a pool comprised jointly of Contracts or other franchise loans acquired by Seller and franchise loans acquired by Buyer from sources other than the Seller (such extension, a "Mandatory Extension"). In addition, this Agreement and any Transaction outstanding hereunder may be extended by a mutual agreement of CSFB and FMAC, subject, however, to changes in terms and conditions, including, without limitation, changes in the Pricing Rate; provided, however, that neither party shall be obligated to
                     --------  -------
               agree to such an extension. It is further understood and agreed that if, notwithstanding the foregoing, any Transaction shall remain outstanding subsequent to the termination of this Agreement, this Agreement shall nevertheless survive to govern the termination of such outstanding Transaction.

14.            FINANCIAL STATEMENTS. As of the date hereof, the parties hereto
               --------------------
               have each provided the other with such party's audited year-end financial statements and such party's most recent publicly available interim financial statement. Each delivery of Purchased Securities to Buyer hereunder will constitute a representation by Seller that there has been no material adverse change in Seller's of FMAC'S financial condition not disclosed to Buyer since the date of Seller's most recent financial statement.

15.            MINIMUM AND MAXIMUM TRANSACTION AMOUNTS. With respect to a
               ---------------------------------------
               transaction in which FMAC acts as Seller:

               (a) The minimum amount of any Transaction under this Agreement shall have an aggregate Repurchase Price of $500,000 unless CSFB shall have consented to a lesser amount with respect to any individual Transaction.

               (b) The aggregate outstanding Repurchase Price for the Purchased
                   Securities subject to the Agreement at any one time shall not exceed $200,000,000.

16.            PRICING RATE; PURCHASE PRICE.
               ----------------------------

               (a) The Pricing Rate with respect to each Transaction hereunder shall be as follows:

                    (i)  During any Table Funding Period: The Pricing Rate shall
                         -------------------------------
                         be a per annum rate equal to LIBOR plus (x) 1.75% through and including December 31, 1996 or (y) 2.10% for the twelve (12) month term commencing January 1, 1997 upon the occurrence of a Mandatory Extension.

                    (ii) After any Table Funding Period or For Transactions not
                         ------------------------------------------------------
                         subject to Table Funding: The Pricing Rate shall be a
                         ------------------------
                         per annum rate equal to LIBOR plus (x) 1.25% through and including December 31, 1996 or (y) 1.60% for the 12 month term commencing January 1, 1997 upon the occurrence of a Mandatory Extension. "LIBOR" shall be the offered rate for United States dollars with a maturity of one month which appears on Telerate as of
                         9.00 A.M., New York City time, on the day that is the first LIBOR Business Day of the calendar month in which the Purchase Date for such Transaction occurs,; provided, however, that if such rate does not appear on
                         --------  -------
                         the Dow Jones Telerate Service page 3750 (or such other page as may replace that page on that service) or if such service is no longer offered, the rate for United States dollars with a maturity of one month quoted by such other service as may be selected by the Buyer. "LIBOR Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in the City of London, England are required or authorized by law to be closed.

               (b) The Purchase Price with respect to each Transaction shall be the lesser of (i) the aggregate of the Contract Purchase Price for each Contract purchased by Buyer pursuant to such Transaction and (ii) 95% of the aggregate Outstanding Principal Amount of the Contracts. The "Contract Purchase Price" with respect to each Contract shall be equal to the product of (x) Outstanding Principal Amount of such Contract less any amounts not disbursed to the related Obligor and
                    (y) a fraction, the numerator of which is the purchase price paid by FMAC for such Contract, and the denominator of which is the Amount Financed under such Contract (such fraction, the "Advance Rate"). The "Amount Financed" with respect to any Contract shall equal the amount advanced thereunder plus all related costs for which the Obligor is liable under such Contract.

17.            REPURCHASE DATE AND REPURCHASE PRICE.
               ------------------------------------

               (a) On each Repurchase Date, unless (i) Buyer shall have notified Seller of an Event of Default pursuant to Paragraph
                                                                       ---------
                    11 of the Repurchase Agreement or Section 10 hereof, or (ii)
                    --
                    such Repurchase Date shall be the Termination Date, Seller and Buyer shall rollover all Transactions maturing on such date into a single Transaction with respect to all Purchased Securities (other than Purchased Securities rejected by Buyer pursuant hereto or subject to repurchase by Seller on such Repurchase Date pursuant hereto) which were the subject of the matured Transactions. Seller shall pay to Buyer on each Repurchase Date the greater of (x) aggregate Price Differential with respect to all Transactions terminating on such Repurchase Date and (y) the excess, if any, of (A) the Repurchase Price for all Transactions terminating on such Repurchase Date over (B) the Market Value of the Purchased Securities purchased by Buyer on such Repurchase Date pursuant to the preceding sentence. Payment of amounts payable to Buyer shall be made by wire transfer in immediately available funds.

               (b) Seller agrees to indemnify Buyer and to hold Buyer harmless from any loss or reasonable expense which Buyer may sustain or incur as a consequence of the repurchase of Securities by Seller on a day that is not a Repurchase Date. Such indemnification shall be in an amount including, but not limited to, the excess, if any, of (i) the amount of Price Differential that would have been payable with respect to the related Transaction on the next succeeding Repurchase Date but for such repurchase over (ii) the sum of (x) the amount of Price Differential paid by Seller to Buyer in connection with such repurchase, if any, and (y) the amount of interest (as determined by Buyer) that would have accrued on the amount paid by Seller to Buyer in connection with such repurchase had such amount been deposited by Buyer with leading banks in the interbank eurodollar market until the next succeeding Repurchase Date. This covenant shall survive the termination of this Agreement and the payment of all other amounts payable hereunder. Notwithstanding the foregoing, Seller shall not be liable for indemnifying Buyer pursuant to this subsection 17(b) if such repurchase is effected to facilitate a securitization of such Securities and Seller has engaged Buyer to act as placement agent or underwriter in connection with such securitization. Nothing contained in this subsection 17(b) shall be construed to relieve Seller of its obligation to pay to Buyer the Repurchase Price in connection with any repurchase of Securities hereunder.

18.            ADDITIONAL INFORMATION.
               ----------------------

               (a) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Security that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) Business Days after the date of such request.

               (b) Seller agrees to provide Buyer from time to time with such information concerning Seller and FMAC of a financial or operational nature as Buyer may request.

               (c) Seller shall provide Buyer with copies of all filings made by or on behalf of Seller with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

19.            REJECTION OF SECURITIES. Buyer may reject any Security from
               -----------------------
               inclusion in a Transaction hereunder if Buyer determines, in its sole discretion, that such Contract was not originated in conformity with the Underwriting Standards.

20.            RIGHT OF SET-OFF. In addition to its rights hereunder, upon the
               ----------------
               occurrence and continuation of an Event of Default or an event that with notice, the passage of time or both shall constitute an Event of Default, Buyer shall have the right to proceed against any assets of Seller which may be in possession of Buyer, including the right to liquidate such assets and to set-off the proceeds against monies owed by Seller to Buyer pursuant to this Agreement. Buyer may set-off cash, the proceeds of the liquidation of the Purchased Securities and Additional Purchased Securities, any collateral or its proceeds, and all other sums or obligations owed by Buyer to Seller against all of Seller's obligations to Buyer, whether under this Agreement, under a Transaction, or under any other agreement between the parties, or otherwise, whether or not such obligations are then due, without prejudice to Buyer's right to recover any deficiency. Any cash proceeds, or property in excess of any amounts due, or which Buyer reasonably believes may become due, to it from Seller shall be returned to Seller after satisfaction of all obligations of Seller to Buyer.

21.            OPINIONS OF COUNSEL. Seller shall, on the date of the first
               -------------------
               Transaction hereunder and, upon the request of Buyer, on the date on any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Securities from Buyer in a repurchase transaction, a favorable opinion or opinions of counsel with respect to the matters set forth in Exhibit C hereto, in form and substance
                                    ---------
               acceptable to CSFB.

22.            ADDITIONAL CONDITIONS. Prior to entering into the initial
               ---------------------
               Transaction under this Agreement, Seller shall cause each of the following conditions to occur:

               (a) A Custodial Agreement to cover the Contracts, in a form satisfactory to CSFB, shall have been executed and delivered by the parties thereto.

               (b) FMAC shall have disclosed information satisfactory to CSFB with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of FMAC.

               (c) A guaranty agreement in form and substance satisfactory to CSFB shall have been executed and delivered by FMAC's parent, Imperial Credit Industries, Inc.

               (d) FMAC shall have executed and delivered to CSFB a letter agreement dated the date hereof in form and substance satisfactory to CSFB and shall pay to CSFB the Advisory Fee as required therein.

               (e) Seller shall have arranged with one or more nationally recognized title insurance companies acceptable to Seller and Buyer to act as an Escrow Agent with respect to any Table Funding. Notwithstanding anything contained herein to the contrary, prior to each Table Funding, Seller, Buyer and the Escrow Agent shall execute and Escrow Agreement in form satisfactory to Buyer.

23.            REPURCHASE TRANSACTIONS. CSFB may in its sole election engage in
               -----------------------
               repurchase transactions with the Purchased Securities or otherwise pledge, hypothecate, assign, transfer or otherwise convey the Purchased Securities with a counterparty of CSFB's choice; provided, however, that no such transaction by CSFB shall
                       --------  -------
               relieve CSFB of its obligations to FMAC in connection with the repurchase by FMAC of any Purchased Securities in accordance with the terms of this Agreement.

24.            NEW YORK JURISDICTION; WAIVER OF JURY TRIAL. FMAC agrees to
               -------------------------------------------
               submit to personal jurisdiction in the State of New York in any action or proceeding arising out of this Agreement. CSFB and FMAC each hereby waive the right of trial by jury in any litigation arising hereunder.

25.            FURTHER ASSURANCES. Seller agrees to do such further acts and
               ------------------
               things and to execute and deliver to Buyer such additional assignments, acknowledgements, agreements, powers and instruments as are reasonably required by Buyer to carry into effect the purposes of the Agreement, to perfect the interests of the Custodian in the Contracts and the Related Assets or to better assure and confirm unto Buyer its rights, powers and remedies hereunder.

26.            BINDING TERMS. All of the representations, warranties, covenants,
               -------------
               stipulations, promises and agreements in the Agreement shall bind and inure to the benefit of the successors of the parties hereto, whether expressed or not.

27.            NOTICES AND OTHER COMMUNICATIONS. Any provision of Paragraph 13
               --------------------------------                   ------------
               of the Repurchase Agreement to the contrary notwithstanding, any notice required or permitted by the Agreement shall be in writing (including telegraphic, facsimile or telex communications) and shall be effective and deemed delivered only when received by the party to which it is sent; provided, however, that a facsimile transmission shall be deemed to be received when transmitted so long as the transmitting machine has provided an electronic confirmation of such transmission. Any such notice shall be sent to a party at the address or facsimile transmission number set forth in Annex II attached hereto.

28.            FEES AND DISBURSEMENTS. Seller shall promptly pay all fees and
               ----------------------
               expenses (including without limitation those of counsel, accountants and escrow agent) incurred by Buyer and Custodian in entering into the Transaction Documents to which it is a party and the Transactions. In the event that either party commences a lawsuit or proceeding against the other in connection with the Agreement, any and all reasonable attorneys' fees and costs incurred by the Buyer in connection with such lawsuit or proceeding shall be paid by the Seller unless Seller shall have prevailed in such proceeding.

          IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

CS FIRST BOSTON MORTGAGE CAPITAL CORP.,
  as Buyer

By /s/ Emily Youssouf
  ----------------------------------
  Name: Emily Youssouf
  Title:  V.P


FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, as Seller


By__________________________________
  Name:
  Title:

          IN WITNESS WHEREOF, Buyer and Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

CS FIRST BOSTON MORTGAGE CAPITAL CORP.,
  as Buyer

By__________________________________
  Name:
  Title:


FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC, as Seller


By /s/ John Rinaldi
  ----------------------------------
  Name: John Rinaldi
  Title:   S.V.P

                                   EXHIBIT A
                                   ---------

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

     I. FMAC represents, warrants and covenants, as of the date hereof and as of each day during the term of the Agreement, as follows:

     (a)  Due Organization and Qualification. FMAC is a limited liability
          ----------------------------------
company duly organized, validly existing and in good standing under the laws of the state of California. FMAC is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, "approvals) necessary for the conduct of
                                        ---------
its business as currently conducted and the performance of its obligations under the Transaction Documents, in each jurisdiction in which the failure to be so qualified or to obtain such approvals would render any Contract unenforceable in any respect or would otherwise have a material adverse effect upon any Transaction.

     (b)  Power and Authority. FMAC has all necessary power and authority to
          -------------------
conduct its business as currently conducted, to execute, deliver and perform its obligations under the Transaction Documents and to consummate the Transactions.

     (c)  Due Authorization. The execution, delivery and performance of the
          -----------------
Transaction Documents by FMAC have been duly authorized by all necessary action under its operating agreement or similar organizational documents and do not require any additional approvals or consents or other action by or any notice to or filing with any Person.

     (d)  Noncontravention. None of the execution and delivery of the
          ----------------
Transaction Documents by FMAC, the consummation of the transactions contemplated thereby or the satisfaction of the terms and conditions of the Transaction
Documents:

          (i) conflicts with or results in any breach or violation of any provision of the operating agreement or similar organizational documents of FMAC or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to FMAC, or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over FMAC;

         (ii) constitutes a default by FMAC under or a breach of any provisions of any loan agreement, mortgage, indenture or other agreement or instrument to which FMAC or any of its affiliates is a party or by which it or any of its properties is or may be bound or affected; or

        (iii) results in or requires the creation of any lien upon or in respect of any of the assets of FMAC or any of its affiliates except as otherwise expressly contemplated by the Transaction Documents.

     (e)  Legal Proceedings. There is no action, proceeding or investigation by
          -----------------
or before any court, governmental or administrative agency or arbitrator against or affecting all or any of the Contracts, FMAC or any of its affiliates, or any properties or rights of FMAC or any of its affiliates, pending or threatened, which, in any case, if decided adversely, would have a material adverse effect with respect to FMAC or any Contract.

     (f)  Valid and Binding Obligations. Each of the Transaction Documents to
          -----------------------------
which FMAC is a party when executed and delivered by FMAC will constitute the legal, valid and binding obligations of FMAC, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equitable principles.

     (g)  Financial Statements. The Financial Statements of FMAC, copies of
          --------------------
which have been furnished to Buyer, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of each of FMAC as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments). Since the date of the most recent Financial Statements, there has been no material adverse change in such financial condition or results of operations. Except as disclosed in the Financial Statements, FMAC is not subject to any contingent liabilities or commitments that, individually or in the aggregate, would have a material adverse change in the business or operations of FMAC if such contingency were to occur.

     (h)  ERISA. FMAC is in compliance with ERISA and has not incurred and does
          -----
not reasonably expect to incur any liabilities to the PBGC under ERISA in connection with any Plan or Multiemployer Plan or to contribute now or in the future in respect of any Plan or Multiemployer Plan.

     (i)  Accuracy of Information. None of the documents or information provided
          -----------------------
by Seller to Buyer in connection with the Agreement or the Transactions thereunder contain any statement of fact with respect to FMAC or the Transactions that was untrue or misleading in any respect when made. Since the furnishing of such documents or information, there has been no change, nor any development or event involving a prospective change known to FMAC that would render any of such documents or information untrue or misleading in any respect. There is no fact known to FMAC which has a possibility of causing a material adverse change with respect to FMAC or the Contracts.

     (j)  [Reserved].
          ----------

     (k)  No Consents. No consent, license, approval or authorization from, or
          -----------
registration, filing or declaration with, any regulatory body, administrative agency, or other governmental instrumentality, nor any consent, approval, waiver or notification of any creditor, lessor or other nongovernmental person, is required in connection with the execution, delivery and performance by FMAC of this Agreement or of any other Transaction Document.

     (l)  Compliance With Law, Etc.  No practice, procedure or policy employed
          ------------------------
or proposed to be employed by FMAC in the conduct of its businesses violates any law, regulation, judgment, agreement, order or decree applicable to it which, if enforced, would result in a material adverse effect upon FMAC.

     (m)  Solvency; Fraudulent Conveyance.  FMAC is solvent and will not be
          -------------------------------
rendered insolvent by the Transaction and, after giving effect to such Transaction, FMAC will not be left with an unreasonably small amount of capital with which to engage in its business. FMAC does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. FMAC is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of FMAC or any of its assets. The amount of consideration being received by the Seller upon the sale of the Contracts to Buyer and thereafter upon the sale of any Contracts by the Seller to the Buyer constitutes reasonably equivalent value and fair consideration for such Contracts. FMAC is not transferring any Contracts with any intent to hinder, delay or defraud any of its creditors.

     (n)  Investment Company Act Compliance.  FMAC is neither required to be
          ---------------------------------
registered as an "investment company" as defined under the Investment Company Act nor under the control of an "investment company" as defined under the Investment Company Act.

     (o)  Taxes.  FMAC has and each of its affiliates have filed all federal and
          -----
state tax returns which are required to be filed and paid all taxes, including any assessments received by it, to the extent that such taxes have become due. Any taxes, fees and other governmental charges payable by FMAC in connection with the Transaction and the execution and delivery of the Transaction Documents have been paid.

     (p)  Licenses.  Other than as set forth in Schedule 2 hereto, Buyer will
          --------
not be required as a result of purchasing Contracts to be licensed, registered or approved or to obtain permits or otherwise qualify (i) to do business in any state in which it currently so required or (ii) under any state consumer lending, fair debt collection or other applicable state statute or regulation.

     (q)  Chief Executive Office:  The chief executive office of the Seller is
          ----------------------
located at Five Greenwich Office Park, 4th Floor, Greenwich, Connecticut 06831.

     (r)  Good Title; Valid Transfer; Absence of Liens; Security Interest.
          ---------------------------------------------------------------
Immediately prior to the sale of the Contracts to the Buyer pursuant to the Agreement on the Purchase Date FMAC was the owner of, and had good, marketable and indefeasible title to, such Contracts free and clear of any and all liens, security interests, charges, pledges, preferences, encumbrances or rights of others, and restrictions on transferability, and had full right, power and lawful authority to assign, transfer and pledge such Contracts. The Agreement constitutes a valid sale, transfer and assignment of the Contracts to the Buyer enforceable against creditors of FMAC.

     (s)  Perfection of Liens and Security Interest.  The lien and security
          -----------------------------------------
interest in favor of the Buyer with respect to the Contracts will be perfected by (i) the delivery of the Contracts to the Custodian, which Contracts the Custodian will hold on behalf of the Buyer, (ii) the filing of financing statements on Form UCC-1 and recording of any assignment of mortgage and lease in the appropriate jurisdiction or jurisdiction where such recording or filing is necessary for the perfection of the security interest in favor of the Buyer, and no other filings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Buyer's first priority lien on and security interest in the Contracts as against any third parties.

     II. FMAC hereby agrees that during the term of the Agreement, unless Buyer shall otherwise expressly consent in writing:

     (a)  Compliance With Agreements and Applicable Laws.  FMAC shall perform
          ----------------------------------------------
each of its obligations under the Transaction Documents and shall comply with all requirements of any law, rule or regulation applicable to it or thereto, or that are required in connection with its performance under any of the Transaction Documents.

     (b)  Financial Statements: Accountants' Reports; Other Information.  FMAC
          -------------------------------------------------------------
shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Additional Contracts to the Buyer. FMAC shall furnish or cause to be furnished to Buyer:

          (i)  Annual Financial Statements.  As soon as available, and in any
               ---------------------------
     event within 120 days after the close of each fiscal year FMAC, the audited balance sheets of FMAC as of the end of such fiscal year and the audited statements of income and changes in equity of FMAC for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the certificate of FMAC's independent accountants (who shall be, in each case, a nationally recognized firm or otherwise acceptable to Buyer).

         (ii)  Quarterly Financial Statement.  As soon as available, and in any
               -----------------------------
     event within 60 days after the close of each of the first three quarters of each fiscal year of FMAC, the unaudited balance sheets of FMAC as of the end of such quarter and the unaudited statements of income and changes in equity of FMAC for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments).

          (iii)  Monthly Financial Statements. As soon as available, and in
                 ----------------------------
     any event within 30 days after the last day of each calender month, the unaudited balance sheets of FMAC as of the end of such calender month and the unaudited statements of income and changes in equity of FMAC for the portion of the fiscal year then ended, all in reasonable detail and prepared in accordance with generally accepted accounting principles, consistently applied (subject to normal year-end adjustments), to the extent such monthly balance sheets and/or statements are prepared or reviewed by the Management Team.

          (iv)   Contract Performance Data. Monthly reports in form and scope
                 -------------------------
     satisfactory to CSFB, setting forth data regarding the performance of the Contracts, including, without limitation, information with respect to delinquencies, repossessions, charge-offs, Obligor bankruptcies, extensions and modifications and such other information as CSFB may request.

          (v)    Monthly Servicing Diskettes. A computer tape and a diskette
                 ---------------------------
     (or any other electronic transmission acceptable to Buyer and the Back-Up Servicer) in a format acceptable to the Buyer and the Back-Up Servicer containing such information with respect to the Contracts and the servicing of the Contracts as CSFB or the Back-up Servicer may request.


          (vi)   Annual Budgets; Business Plans. Such annual budgets, monthly
                 ------------------------------
     and annual comparisons of conformity of operations with annual budgets, three-year projections of financial and operations results, strategic business plans and other internal reports, to the extent prepared or reviewed by the Management Team, as CFSB may request.

          (vii)  Other Information.  Promptly upon receipt thereof, copies of
                 -----------------
     all reports, statements, certifications, schedules, or other similar items delivered to or by FMAC pursuant to the terms of the Transaction Documents and, promptly upon request, such other data as Buyer may reasonably request. Upon the request of Buyer, FMAC shall permit Buyer or its authorized agents (A) to inspect the books and records of FMAC as they may relate to the Contracts, the obligations of FMAC under under the Transaction Documents, the Transactions and FMAC's business; (B) to discuss the affairs, finances and accounts of FMAC with its respective chief operating officer and chief financial officer, in each case no more frequently than annually, unless an Event of Default has occurred; and (C) to discuss the affairs, finances and accounts of FMAC with its independent accountants, provided that an officer of FMAC shall have the right to be
                  --------
     present during such discussions. Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of FMAC. In addition, FMAC shall promptly (but in no case more than 30 days following issuance or receipt) provide to Buyer a copy of all correspondence between FMAC and the PBGC, Internal Revenue Service, Department of Labor or the administrators of a Multiemployer Plan relating to any Reportable Event or the underfunded status, termination or possible termination of a Plan or a Multiemployer Plan. The books and records of FMAC will be maintained at the respective addresses designated herein for receipt of notices, unless FMAC shall otherwise advise Buyer in writing.


          (viii) Government Information. Promptly after the filing or sending
                 ----------------------
     thereof, copies of all proxy statements, financial statements, reports and registration statements which FMAC files, or delivers to, the Internal Revenue Service, the Securities and Exchange Commission, or any other federal, state or foreign government agency, authority or body which supervises the issuance of securities by FMAC or any national securities exchange.

     (c)  Compliance Certificate. (1) FMAC shall deliver to Buyer concurrently
          ----------------------
with the delivery of the annual and quarterly financial statements required by paragraphs II.(b)(i) and II.(b)(ii) of this Exhibit A a certificate signed by the chief financial officer of FMAC stating that:

          (i) a review of FMAC's performance under the Transaction Documents during such period has been made under such officer's supervision; and

          (ii) the attached financial reports are complete and correct in all material respects and present fairly the financial condition and results of operations of FMAC as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments).


          (2) FMAC shall deliver to Buyer monthly a certificate signed by the chief financial officer of FMAC stating that:


          (i) no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if FMAC has a right to cure any such Default or Event of Default, stating in reasonable detail the steps, if any, being taken by FMAC to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates.

     (d)  Notice of Material Events. FMAC shall promptly inform (unless, in the
          -------------------------
case of clause (i) only, prohibited by applicable law) Buyer in writing of the occurence of any of the following:

          (i) the submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation (A) against FMAC pertaining to the Contracts in general, (B) with respect to a portion of the Contracts or (C) in which a request has been made for certification as a class action (or equivalent relief) that would involve a portion of the Contracts;
                                           A-6

          (ii) any change in the location of FMAC's principal office or any change in the location of FMAC's books and records;

          (iii)  the occurrence of any Default or Event of Default; or

          (iv) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a material adverse effect upon FMAC.

     (e)  Further Assurances. FMAC will file or cause to be filed all necessary
          ------------------
financing statements, assignments or other instruments, and any amendments or continuation statements relating thereto, necessary to be kept and filed in such manner and in such places as may be required by law to preserve and protect fully the lien on and first priority security interest in the Contracts.

     (f)  Independent Entity. FMAC is a separate and independent entity from the
          ------------------
custodian named in the Custodial Agreement, FMAC does not own a controlling interest in such custodian either directly or through affiliates, and no director or officer of FMAC is also a director or officer of such custodian.

     (g)  Existence. FMAC shall preserve and maintain its existence, rights,
          ---------
franchises and privileges and shall at all times continue to be duly organized under the laws of the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would have a reasonable likelihood of having a material adverse effect on the business or properties of the Seller.

     (h)  Maintenance of Licenses. FMAC shall maintain all licenses, permits,
          -----------------------
charters and registrations as are material to the performance by FMAC of its business or its obligations under the Transaction Documents.

     (i)  Regulation T. None of the Purchase Price for any Purchased Securities
          ------------
will be used either directly or indirectly to acquire any security, as that term is defined in Regulation T of the Regulations of the Board of Governors of the Federal Reserve System, and the Seller has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board.

     (j)  Keeping of Records and Book of Account. Seller shall maintain and
          --------------------------------------
implement administrative and operating procedures (including, an ability to recreate records evidencing the Contracts in the event of the destruction of the originals thereof), and shall keep and maintain, or cause to be kept or maintained, all documents, books, records and other information which, in the determination of Buyer, are necessary or advisable in accordance with prudent industry practice and custom for transactions of this type for the collection of all Contracts. Seller shall maintain or cause to be maintained at all times accurate and complete books, records and accounts relating to the Contracts, which books and records shall be marked to indicate the transfer of the Contracts under the Agreement.

                                   EXHIBIT B
                                   ---------

         REPRESENTATIONS AND WARRANTIES OF SELLER REGARDING CONTRACTS
         ------------------------------------------------------------

          FMAC makes the following representations and warranties with respect to each Contract, as of each Purchase Date with respect to such Contract, which representations and warranties shall survive transfer of each such Contract to Buyer pursuant to the Agreement:

          1. The information set forth in the List of Contracts and any other information in respect to a Contract given by Seller to Buyer is true and correct;

          2. Each Contract is being serviced by the Seller in accordance with applicable law and the terms of the related Loan Documents, and is not subject to any subservicing arrangement;

          3. Each Contract is principally secured by a valid and subsisting first lien on the related Collateral;

          4. As of the Purchase Date, none of the Contracts are Defaulted Contracts and no Obligor had been identified on the records of the Seller as being subject to a current bankruptcy proceeding;

          5. Except with respect to liens released immediately prior to the transfer herein contemplated, immediately prior to the sale, transfer and assignment herein contemplated, the Seller held good, marketable and indefeasible title to, and was the sole owner and holder of, each Contract free and clear of any and all liens, charges, restrictions on transferability, mortgages, pledges, preferences, security interests, encumbrances or rights of others; and immediately upon the sale, transfer and assignment herein contemplated, the Buyer will hold good, marketable and indefeasible title, to, and be the sole owner and holder of, each Contract free and clear of any and all liens, charges, restrictions on transferability, mortgages, pledges, preferences, security interests, encumbrances or rights of others. As of the Purchase Date, the lien or security interest in favor of the Buyer with respect to each Contract will be perfected by (i) the delivery of the Contract to the Custodian, which Contract the Custodian will hold on behalf of the Buyer, (ii) the filing of financing statements on form UCC-1 and (iii) if required by Buyer, the recording of any assignment of Mortgage or Assignment of Leases in each jurisdiction where such recording or filing is necessary for the perfection of the security interest in favor of the Buyer, and no other filings or recordings in any jurisdiction or any other actions (except as expressly provided herein) are necessary to perfect the Buyer's first priority lien on and security interest in each Contract as against any third parties;

          6. Any assignment of the related Mortgage or any Assignment of Leases is in recordable form and any such assignment, together with the endorsement of the related Note and all assignments of any other related Loan Documents, constitute legal, valid and binding assignments of all such Loan Documents from the Seller and legally and validly conveys the Seller's rights, titles and interests in and to such Contract conveyed to the Buyer hereunder;

          7. The related Mortgage was properly recorded (or, if not recorded, has been submitted for recording, is in from and substance acceptable for recording and, when properly recorded, will be sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect of record the lien of such Mortgage) and such Mortgage creates a valid, continuing and enforceable first priority lien on the fee simple or leasehold interest of the related Obligor in the related Mortgaged Property, and a valid, continuing and enforceable first or junior lien on the Personalty specified in such Mortgage, subject to the matters described in Paragraph 17 below with respect to such Mortgaged Property and in Paragraph 9 below with respect to such Personalty;

          8. The related Assignment of Leases was properly recorded (or, if not recorded, has been submitted for recording, is in form and substance acceptable for recording and, when properly recorded, will be sufficient under the laws of the jurisdiction wherein the Mortgaged Property is located to reflect of record the lien of such Assignment of Leases) and such Assignment of Leases creates a valid first priority assignment of, or a valid first priority security interest in, the related Obligor's rights under the related leases, subject only to a license granted to such Obligor to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property and the related Personalty. No person other than such Obligor owns any interest in any payments due under such lease that is superior to, or of equal priority with, the related Seller's interest therein;

          9. The related Security Agreement creates a valid, existing and enforceable security interest in the related Equipment, and except to the extent such Collateral consists of patents, trademarks or copyrights, or property as to which perfection of a security interest is effected through possession, notation on a document of title or recording or filing under any law other than the Uniform Commercial Code, such security interest is perfected as a first priority security interest under the Uniform Commercial Code. The related Mortgage creates a valid, existing and enforceable security interest in any related Personality, and except to the extent such Collateral consists of patents, trademarks or copyrights, or property as to which perfection of a security interest is effected through possession, notation on a document of title or recording or filing under any law other than the Uniform Commercial Code, such security interest is perfected as a security under the Uniform Commercial Code, subject only to (i) the lien of any purchase money security interest in such Personalty and (ii) any other lien on such Personalty permitted to have or required to be given priority over the security interest in such Personalty under the terms of such Mortgage;

          10. Each Note and other related Loan Documents is the legal, valid and binding obligation of the related Obligor thereof and is enforceable in accordance with its terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to each Contract had full legal capacity to execute all the related Loan Documents and convey the estate therein purported to be conveyed;

          11. All parties to the Note and the other related Loan Documents had legal capacity to execute the Note and such Loan Documents and each Note and such Loan Documents have been duly and properly executed by such parties;

          12. None of the Contracts shall be due from the United States of America or any State or from any agency, department, or instrumentality of the United States of America or any State;

          13. No Contract shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Contract under the Agreement shall be unlawful, void, or voidable. Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Contracts;

          14. Each Contract was, in all respects, underwritten according to the Underwriting Standards, unless otherwise disclosed to CSFB and consented to by CSFB prior to the purchase of such Contract by CSFB hereunder;

          15. No error, omission, misrepresentation, negligence, fraud or similar action occurred on the part of any Person in connection with the origination of any Contract;

          16. Each Contract at the time it was made complied in all respects with applicable state and federal laws, regulations and other requirements pertaining to the origination and sale of such Contract, including, without limitation, usury laws;

          17. The lien of the related Mortgage is either (i) insured by an American Land Title Association form of lender's title insurance policy or a binding commitment therefor (or a policy on an equivalent form), insuring the related originator, its successors and assigns as to the first priority lien of such Mortgage on the related Mortgaged Property in the original principal amount of the Contract after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments, in each case not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally which are specifically referred to in the lender's title insurance policy delivered to such originator and which do not adversely affect the use of such Mortgaged Property, and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of such Mortgaged Property, or (ii) not subject to liens, covenants, conditions, restrictions or other matters described in clauses (a),
(b) or (c) of the preceding sentence that materially interfere with the benefits of the security intended to be provided by the Mortgage or the value or marketability of the related Mortgage Loan.

Each policy described in clause (i) of this paragraph 17 is assignable without the consent of or any notification to the insurer and is in full force and effect. No claims have been made by related Seller under such policy and nothing has been done, by act or omission, and such Seller does not have any knowledge of any matter which would impair or diminish the coverage of such policy;

          18. There is no mechanics' lien or claim for work, labor or material affecting any Mortgaged Property or Personalty which is or may be a lien prior to, or equal with, the lien of such Mortgage except (i) those which are insured against by the title insurance policy, (ii) those liens for which funds sufficient to discharge such liens are held in escrow by the Seller or an escrow agent and (iii) such as in the aggregate do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the value or marketability of the related Mortgage Loan;

          19. All taxes, ad valorem property taxes or other property assessments, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable, except for such assessments, premiums, charges, payments or rents failure of which to have been paid escrowed do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the value or marketability of the related Mortgage Loan. Except for payments in the nature of escrow payments, including, without limitation, taxes and insurance payments, the Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Obligor, directly or indirectly, for the payment of any amount required by the Note or the related Loan Documents, except for interest accruing from the date of the Note or date of disbursement of the proceeds thereof, whichever is greater, to the day which precedes by one month the due date of the first installment of principal and interest;

          20. The Collateral is covered by a (i) valid and existing hazard insurance policy ("Hazard Insurance Policy") with a carrier licensed in the state in which the Collateral is located that provides coverage against loss or damage sustained by reason of, without limitation, fire, lightning, windstorm, hail, explosion, riot, civil commotion, aircraft, vehicles and smoke, and, to the extent required under such Loan Documents, against earthquake and other risks insured against by Persons operating like properties in the locality of such Collateral, in an amount not less than the least of (A) the Outstanding Principal Amount of the related Contract, (B) the minimum amount required to compensate for loss or damage on a replacement cost basis, or (C) the full insurable value of the Collateral, (ii) if the Collateral is located in a special flood hazard area, a flood insurance policy with the same minimum amount, (iii) business interruption and rental loss insurance, and (iv) comprehensive general liability insurance. All individual insurance policies are the valid and binding obligation of the related insurer and contain a standard mortgage clause naming the Seller, its successors and assigns, as mortgagee.
All premiums then due thereon have been paid or are subject to a blanket policy. The Loan Documents obligate the Obligor thereunder to maintain all such insurance at the Obligor's cost and expense. Seller has caused to be performed any and all acts required to preserve the rights and remedies of Buyer in any such insurance policies applicable to the Contracts, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Buyer;

          21. All of the improvements that were considered in determining the Appraised Value of the Mortgage Property lie wholly within the boundaries and building restriction lines of such Mortgage Property, except to the extent that any encroachment upon such boundaries or building restriction lines would not have an adverse effect upon the conduct of the business at such Mortgaged Property and would not reduced the value of the Mortgaged Property. No such improvements encroach upon easements running thereto or to adjoining properties, and no improvements on adjoining properties encroach upon such Mortgaged Property or easements running thereto, except, in each case, to the extent that such encroachment would not have an adverse effect on the use of such Mortgaged Property;

          22. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, except as such violations or failure to have so obtained such inspections, licenses and certificates do not materially interfere with the security intended to be provided by the Mortgaged or the value or marketability of the related Mortgaged Loan;

          23. To the best Seller's knowledge, all licenses, permits and other approvals necessary for the conduct of business at the Mortgaged Property are in the possession of the appropriate parties except for such licenses, permits and other approvals the failure of which to have would not have an adverse affect on the conduct of such business. Such Seller has not received written notice from any governmental authority that the Collateral for any such Contract is in non-compliance with applicable law, is being used, operated or occupied unlawfully or does not have any licenses, permits or other approvals the failure of which to obtain would have an adverse affect on the use of such Collateral in the conduct of business at the Mortgaged Property related to such Contract;

          24. Each Mortgaged Property is free from any and all Hazardous Substances and there exists no violation of Environmental Laws with respect to such Property. For this purpose, the term "Hazardous Substance" shall have the meaning specified in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), provided, however, that to the extent that the laws of any state where the
--------  -------
Mortgaged Property is located establish a meaning for comparably regulated "hazardous substances" which is broader than that specified in CERCLA, such broader meaning shall apply with respect to the related Mortgaged Property; and provided, further, however, that
--------           -------
                                      B-5
the term " Hazardous Substance" shall also include those listed in the U.S Department of Transportation Table (49 C.F.R. 172.101), as amended;

          25. The terms of the Note and the other related Loan Documents have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded or is in the process of being recorded, if necessary, to protect the security interests or lien of the Buyer and which has been or will be delivered to the Custodian. The substance of any such alteration or modification is reflected on the Contract Schedule. No instrument of release or waiver has been executed in connection with any Contract, and no Obligor has been released, in whole or in part. No Contract is assumable by another Person in a manner which would release the Obligor thereof from such Obligor's obligations to the Seller with respect to such Contract. No Contract shall have been satisfied, cancelled, subordinated or rescinded, nor shall any Collateral have been released from the lien granted by the related Mortgage or Security Agreement in whole or in part;

          26. No Contract shall have been charged-off in whole or in part as of the Purchase Date;

          27. Each Contract is not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Note or any of the other related Loan Documents, or the exercise of any right thereunder, render either the Note or any of the other related Loan Documents, unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

          28. There is no default, breach, violation or event of acceleration existing under the Note or the other related Loan Documents and no event has occurred that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, except the passage of time for a payment to be made under a Contract that does not exceed the number of days established for a Contract to be deemed a Defaulted Contract, and Seller has not waived and default, breach, violation or event of acceleration;

          29   No action has been taken by a Seller with respect to any of the
Contracts that would cause the representations and warranties made by the related Obligor in the related Loan Documents not to be true in any respect. Such Seller does not have any knowledge that the representations and warranties made by such Obligor in such Loan Documents were not true and correct in any respect as of the dates such representations and warranties were made;

          30. Other than as disclosed to CSFB and consented to by CSFB in writing prior to the purchase of such Contract, the proceeds of the Contract have been fully disbursed to the Obligor or into an escrow account (subject to a maximum $500 holdback per Contract) (i) for completion of improvements to the Mortgaged Property or (ii) for the payment of taxes, insurance, or other liens on the Mortgaged Property, and there is no obligation or requirement on the part of the mortgagee to make future advances thereunder. Other than as previously disclosed to and consented to by Buyer in writing, any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor that were to have been complied with. All costs, fees and expenses incurred in making or closing or recording the Contract have been paid. All advances made prior to (and excluding) the Purchase Date have been consolidated with the outstanding principal amount of the Contract, and such principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Contract Schedule. The consolidated principal amount does not exceed the original principal amount of the Contract;

          31. The related Note is not and has not been secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage and Security Agreement and other related Loan Documents;

          32. There is no obligation on the part of the Seller or any other Person to make payments in addition to those made by the Obligor;

          33. To the best of Seller's knowledge, the Collateral for each of the related Contracts is in good repair and free of any material damage, waste or defective condition that would adversely affect the value of such Collateral as security for such Contract. To the best of Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property, nor is such a proceeding currently occurring, and such Collateral is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, so as to adversely affect the value of the Collateral as security for the Contract or the use for which the Collateral were intended;

          34. If such Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Buyer or the Custodian to the trustee under such deed of trust, except in connection with a trustee's sale after default by the Obligor, except as otherwise required by applicable law. There is no exemption under existing law available to the Obligor which would interfere with the mortgagee's or secured party's right to foreclose any such Loan Documents other than which may be available under applicable bankruptcy law, debt relief or homestead; statutes;

          35.  No Collateral has been foreclosed or is in foreclosure status;

          36. An appraisal, completed by independent appraisers, was performed with respect to each Contract and is contained in the Servicer's files, and no appraisal was based solely on a cost approach analysis;

          37. With respect to each Contract for which the Obligor has a leasehold interest in the land at the related Mortgaged Property:

               (i) The related ground lease, or a memorandum thereof, has been recorded, and either any provisions of such ground lease that prohibit the leasehold estate to be mortgaged have been waived or the ground lessor has consented to the leasehold mortgage. Such ground lease does not materially and adversely restrict the use of the related Mortgaged Property by the Obligor, its successors or assigns, and no such restriction adversely affects the security provided by such Mortgaged Property;

               (ii) Such ground lease has an original term that, together with any term or terms for which such ground lease may be renewed or extended by the related Obligor, extends to not earlier than the stated maturity date of the related Contract;

               (iii) Either (a) the mortgagee is permitted an opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such ground lease through legal proceedings or to take other action so long as the mortgagee is proceeding diligently) to cure any default under such ground lease which is curable after the receipt of notice of any such default before the lessor thereunder may terminate such ground lease (and, in the case of any such default which is not curable by the mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such ground lease, such default is deemed waived as to the mortgagee and its successors and assigns) or (b) if such opportunity is not so provided, the lack of such opportunity does not adversely affect the security provided by the related Collateral; and

               (iv) all ground lease rents, other payments or assessments that have become due have been paid and the Obligor is not in default under any other provisions of such lease and such lease is valid, binding and in full force and effect and enforceable in accordance with its terms.

          38. Each Contract has a remaining term of no longer than the term of the related Franchise Agreement. The Obligor is (i) current on all franchise payments and (ii) current on all lease payments (if applicable). The Obligor is in full compliance with the terms of the Franchise Agreement and (ii) the Obligor is in good standing with the franchisor, except where the failure to so comply or remain in good standing does not subject the Obligor to penalties, restrictions or defaults under the Franchise Agreement as would materially impair or inhibit the operation of the related franchise. The related Franchise Agreement is valid, binding and in full force and effect and enforceable in accordance with its terms. Each Obligor has at least two years of experience in the franchise business;

          39. With respect to each Contract that has a Contract Rate that is fixed and not a Balloon Contract, such Contract provides for a schedule of substantially level and equal monthly scheduled payments which are sufficient to amortize fully the principal balance of such Note on or before its maturity date, which maturity date is not more than thirty (30) years from the date of origination of such COntract. Each Balloon Contract has an original term to stated maturity of at least five (5) years and an amortization schedule not greater than thirty (30) years;

          40. With respect to each Contract that has a Contract Rate that is adjustable, all of the terms of the Note pertaining to interest rate adjustments, payments adjustments and adjustments of the outstanding principal balance are enforceable, such adjustments will not affect the priority of the lien of the Mortgage and Security Agreement, and all of the interest rate calculations have been properly calculated, recorded, reported and applied in accordance with the Note;

          41. All allocations of payments with respect to each Contract to principal and interest, and determinations of periodic charges and the like, shall be made using the actuarial method or the simple interest method, based on a 360-day year consisting of twelve 30-day months. Each payment on a Contract shall be applied first to the amount of interest accrued on such Contract and then to reduce the principal amount outstanding on such Contract:

          42. No Contract shall have a maximum amount financed that exceeds $3,500,000.

          43. By the Purchase Date, the Seller will have caused the portions of the electronic ledger relating to Contracts to be clearly and unambiguously marked to show that the Contracts have been transferred to Buyer;

          44. The Computer Tape made available by the Seller to the Buyer and the Custodian on the Purchase Date was complete and accurate and includes a description of the same Contracts that are described in the List of Contracts;

          45. No selection procedures adverse to the Buyer were utilized in selecting the Contracts from those Contracts owned by Seller eligible for transfer to the Buyer pursuant to the Agreement;

          46. There is only one original executed copy of each Note and such originated executed copy shall be in the possession of the Custodian as provided in the Custodial Agreement; and

          47. All parties which have had any interest in the Contract, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance in all material respects with any and all applicable licensing requirements of the laws of the state wherein the Collateral is located, and (ii)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualifications or licensing.

                                   EXHIBIT C

                         OPINION OF COUNSEL TO SELLER
                         ----------------------------

                              PROVIDED SEPARATELY

                                   EXHIBIT D

                            UNDERWRITING STANDARDS
                            ----------------------

                                   ANNEX II

            NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES
            ------------------------------------------------------


                    CS FIRST BOSTON MORTGAGE CAPITAL CORP.
                              Park Avenue Plaza
                              55 East 52nd Street
                         New York, New York 10055-0186

                          Attention: Patrick McGrath
                          ---------

                           Telephone: (212) 909-3556
                           Facsimile: (212) 318-1427


               Any and all legal notices and the Certificate of
                 Compliance required to be delivered pursuant
               to Paragraph II.(c) of Exhibit A must be sent to:

                       Walter Fekula, Director of Credit
                      First Boston Mortgage Capital Corp.
                         11 Madison Avenue, 7th Floor
                           New York, New York 10010
                       Telephone Number: (212) 325-3063
                       Facsimile Number: (212) 325-8219


                   FRANCHISE MORTGAGE ACCEPTANCE COMPANY LLC
                          Five Greenwich Office Park
                                  4th Floor
                         Greenwich, Connecticut 06831

               Attention: John W. Rinaldi, Senior Vice President
               ---------

                           Telephone: (203) 863-7106
                           Facsimile: (203) 622-1834

                                     AII-1

                                                                      SCHEDULE 1
                                                                      ----------

                             FORM OF CONFIRMATION

[Sellers Address]

Confirmation No.:__________________

Gentlemen:

     We have received your Transaction Notice attached hereto with respect to the Contracts listed in Appendix I hereto. This letter confirms our agreement to purchase from you such Contracts pursuant to the Master Repurchase Agreement and Annex I, Additional Supplemental Terms between us, each dated as of October 10, 1996 (collectively, the "Agreement"), as set forth below. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

               Confirmation Date:

               Purchased Securities:

               Number of Contracts:

               Outstanding Principal Amount
               of Contracts as of ____________:

               Purchase Date:

               Purchase Price:

               Pricing Rate:

               Repurchase Date:

               Percentage used to
               determine Buyer's
               Margin Amount:

               Market Value of
               Contracts (aggregate):

                                 Schedule 1-1

                                             CS FIRST BOSTON MORTGAGE CAPITAL
                                             CORP.,
                                              as Buyer



                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

Acknowledged and Agreed to by:

[SELLER'S NAME]



By:________________________________

Name:______________________________

Title:_____________________________

                                 Schedule 1-2

                                                                      SCHEDULE 2
                                                                      ----------

                        REQUIRED LICENSES, REGISTRATION
                             AND/OR QUALIFICATIONS

     (EXHIBIT A, Paragraph I.(p), Annex I, Additional Supplemental Terms)

                                 Schedule 2-1